                                                                 EXHIBIT 10(a)



                            COACHMEN INDUSTRIES, INC.

                     SUPPLEMENTAL DEFERRED COMPENSATION PLAN

                           (Amended and Restated as of

                                January 1, 2003)

         Coachmen Industries, Inc. established the Coachmen Industries, Inc. Supplemental Deferred Compensation Plan, effective January 1, 2001, for the benefit of a select group of management and other highly compensated employees eligible to participate therein. The Employer has amended from time to time and now completely restates the Plan, effective January 1, 2003, in the form stated herein below.

                                    ARTICLE 1

                              ESTABLISHMENT/PURPOSE

1.01 PURPOSE: This Plan is intended to permit the Employer to establish an unfunded, non-qualified deferred compensation plan for a select group of its management or highly compensated employees. Accordingly, it is intended that this Plan be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

1.02 ADOPTION OF PLAN: The Employer, through the Committee, adopts this restatement of the Plan pursuant to a directive of the Board.

                                    ARTICLE 2

                                   DEFINITIONS

When used in this Plan and its Schedules, the following words shall have the meanings defined below, unless the context clearly indicates otherwise:

2.01 ACCOUNT: The bookkeeping accounts maintained by the Service Provider on behalf of the Employer, with appropriate sub-accounts, to reflect: (i) Salary Deferral Contributions, contributed to the Plan, as may be elected by each Participant; (ii) Employer Contributions (whether Employer Matching Contributions, Employer Basic Contributions or Employer Special Contributions), each as adjusted for Deemed investment experience, transfers, withdrawals and distributions made in accordance with this Plan.

2.02 AFFILIATE: Any entity which is part of (i) a controlled group of corporations or businesses under common control pursuant to Code ss.ss.414(b) or
(c); (ii) an affiliated service group pursuant to Code ss.414(m); or (iii) any other entity required to be aggregated with the Employer for purposes of Code ss.414(o).

2.03 BENEFICIARY: Any person who is designated by a Participant to receive payment of benefits under this Plan, to the extent available, after the Participant's death. The Participant may specify his Beneficiaries on a form approved by the Committee, and may make such changes to his Beneficiary designation at such times as may be allowed by the Committee. Notwithstanding anything in this Plan to the contrary, if the Participant designates his spouse as a Beneficiary of benefits payable hereunder, and the Participant's marriage to that spouse is later terminated (whether by divorce, annulment, dissolution, or otherwise), the Participant's designation of his spouse as a Beneficiary shall be null and void, and the portion of the Participant's benefits that would, but for this provision, be payable to the Participant's spouse will be payable as designated in the Participant's Beneficiary designation, as if the spouse had predeceased the Participant.

2.04 BONUS COMPENSATION: Any item of Compensation that would be payable to a Participant as a bonus but for the existence of a Salary Reduction Agreement executed by a Participant authorizing deferral of Bonus Compensation.

2.05 BONUS DEFERRAL  CONTRIBUTIONS:  A contribution to the Plan made pursuant to
Section 4.01 of the Plan, and allocated to the Accounts of Participants entering into a Salary Reduction Agreement authorizing the deferral of Bonus Compensation.

2.06 BOARD:  The Board of Directors (or other governing board) of the Employer.

2.07 CHANGE IN CONTROL: A Change in Control shall mean the occurrence of any of the following:

         (i) any "person" (as that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Employer, its affiliates, and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Employer representing more than 20% of the combined voting power of the Employer's then outstanding securities;

         (ii) during a period of 24 months, a majority of the Board of Directors of the Employer ceases to consist of the existing membership or successors nominated by the existing membership or their similar successors;

         (iii) shareholder approval of a merger or consolidation of the Employer with any other corporation, other than a merger or consolidation which would result in the voting securities of the Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Employer or such surviving entity outstanding immediately after such merger or consolidation; or

         (iv) shareholder approval of either (A) a complete liquidation or dissolution of the Employer or (B) a sale or other disposition of all or substantially all of the assets of the Employer, or a transaction having a similar effect.

2.08 COA HOLDING: That bookkeeping account maintained in the Plan for the purpose of holding contributions that are to be converted to an equivalent of the common stock of the Employer as described in Plan Section 4.04(b)(i).

2.09 CODE: The Internal Revenue Code of 1986, and amendments thereto.

2.10 COMMITTEE: The Committee as provided for in this Plan, which shall have the authority to direct the operations of the Plan and such other authority as may be prescribed by the Plan. To the extent that the Employer does not appoint a Committee, the Employer shall have the duties assigned to the Committee by the Plan.

2.11 COMPENSATION: Any Employee's base salary (unreduced by deferrals made on a pre-tax basis to any plan maintained under Code ss.ss.401(k) or 125) plus Bonus Compensation.

2.12 DEEMED: When the word "Deemed" modifies any other word, a Participant's Account shall be adjusted or treated as if such other word actually occurred or existed within or to the Participant's Account.

2.13 DISABILITY: The inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of such impairment shall be supported by medical evidence. The Employer shall determine the existence of a Disability based on its current disability policy, applied on a uniform and nondiscriminatory basis.

2.14 EFFECTIVE DATE: The Effective Date of this restatement is January 1, 2003.

2.15 ELIGIBLE EMPLOYEE: An Employee who has been designated by the Employer to be eligible to be a Participant in this Plan for the Plan Year. Eligible Employees shall be assigned to either Group A or Group B as designated by the Employer.

2.16 EMPLOYEE:  Any employee of the Employer maintaining the Plan.

2.17 EMPLOYER: Coachmen Industries, Inc. and any successor to the business of the Employer establishing the Plan. An entity that is related to the Employer by virtue of being a parent-subsidiary or brother-sister controlled group with the Employer, pursuant to Code ss.ss.414(b) or (c) may also be an Employer under the Plan with the consent of the Board.

2.18 EMPLOYER BASIC CONTRIBUTIONS: Those contributions to the Plan made pursuant toss.4.01 and allocated to the Accounts of Participants pursuant to Schedule B.

2.19 EMPLOYER CONTRIBUTION: An Employer Basic Contribution, Employer Matching Contribution, or Employer Special Contribution.

2.20 EMPLOYER MATCHING CONTRIBUTIONS: Those contributions to the Plan made pursuant toss.4.01 and allocated as a matching contribution to the Salary Reduction Contributions or Bonus Deferral Contributions.

2.21 EMPLOYER SPECIAL CONTRIBUTION: Those contributions to the Plan made pursuant toss.4.01 and allocated pursuant to the provisions of an agreement entered into between the Employer and a Participant.

2.22 EMPLOYMENT COMMENCEMENT DATE: The date on which an Employee first is employed by the Employer.

2.23 ERISA: The Employee Retirement Income Security Act of 1974, as amended.

2.24 INVESTMENT FUND: One of the funds provided for in this Plan, as selected by the Employer or the Committee. The common stock of the Employer may be an Investment Fund.

2.25 NORMAL RETIREMENT AGE: The date on which a Participant attains age 65.

2.26 PARTICIPANT: An Eligible Employee who has been selected to participate in the Plan and who has contributions credited to his or her Account. An individual who has an Account in the Plan shall continue to be a Participant despite no longer being an Eligible Employee.

2.27 PLAN: The non-qualified deferred compensation plan established by the Employer, which is intended to be a "top-hat" plan, as defined in Department of Labor Regulation ss.2520.104-23, and exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

2.28 PLAN YEAR:  The twelve-month period ending each December 31.

2.29 QUALIFIED PLAN: The Coachmen Industries, Inc. Retirement Plan and Trust, as amended from time to time.

2.30 SALARY REDUCTION AGREEMENT: An election of the Participant made annually to forego payment of Compensation in exchange for the Employer's promise to pay benefits pursuant to this Plan. Such Salary Reduction Agreement, to be valid, must (i) be in writing, signed by the Participant prior to the start of the Plan Year to which it relates (except that an Eligible Employee may enter into a Salary Reduction Agreement effective for the remainder of the Plan Year in which the Participant's participation in the Plan commences, provided that any reduction in Compensation specified in the Salary Reduction Agreement has effect only with respect to Compensation not yet earned or payable); (ii) take effect as of the start of the following Plan Year (or the date the Participant commences participation in the Plan, if later); (iii) be irrevocable during the Plan Year in which it is in effect (except that a Salary Reduction Agreement may be revoked in its entirety with respect to the remainder of the Plan Year upon election of the Participant); and (iv) be on a form and submitted as prescribed by the Committee. A Participant shall be permitted to enter into separate Salary Reduction Agreements for base pay and Bonus Compensation in a Plan Year. Any Salary Reduction Agreement in effect as of the last day of the Plan Year shall be deemed automatically renewed for each succeeding Plan Year unless a proper election modifying or terminating the prior Salary Reduction Agreement is duly filed with the Committee during the period of time prescribed by the Committee.

2.31 SALARY REDUCTION CONTRIBUTION: A contribution made to this Plan pursuant to the Employer's obligation to provide certain benefits in consideration of a Participant entering into a Salary Reduction Agreement.

2.32 SERVICE PROVIDER: That entity appointed by the Committee to perform administrative services in connection with the operation of the Plan.

2.33 TRUST: The revocable grantor/rabbi trust established in connection with the Plan. The Employer or the Committee, as the case may be, shall have the discretion to determine whether or not a Trust shall be established in connection with the Plan; provided, however, in the event of a Change in Control, such discretion shall be removed from the Employer and the Committee, and a Trust shall be established (if not already in existence) and fully funded in accordance with Plan Section 4.03.

2.34 TRUST AGREEMENT: An agreement entered into between the Trustee and the Employer providing for trust services in connection with a grantor trust that may be established in connection with this Plan. As of the Effective Date, the Trust Agreement is The Amended and Restated Coachmen Industries, Inc. Executive Benefit and Estate Accumulation Trust, as amended effective December 13, 2000, and as may be amended from time to time.

2.35 TRUSTEE: That individual or individuals or corporate entity having trust powers that is appointed by the Committee to perform trust services in connection with the Plan, whose responsibilities shall be governed by the Plan and by the Trust Agreement.

2.36 YEAR OF SERVICE: A consecutive 12-month period of continuous service in the employ of the Employer commencing on the latest of: (i) the Employee's
Employment Commencement Date; (ii) the effective date of the Employer's establishment of this Plan; or (iii) the date the Employee becomes a Participant in the Plan.

                                    ARTICLE 3

                          ELIGIBILITY AND PARTICIPATION

3.01 ELIGIBILITY: Employees will be designated as Eligible Employees and will be assigned as either Group A or Group B Participants in the sole and absolute discretion of the Board (or its designee). The Board (or its designee) may impose such terms and conditions upon each Eligible Employee prior to becoming a Participant, which shall be communicated to such Eligible Employee, in writing, prior to commencement of participation. An Eligible Employee shall commence Participation as of any date specified by the Board.

3.02 PARTICIPATION: A Participant shall commence participation in Plan upon completion of an appropriate Salary Reduction Agreement specifying that his or her compensation be reduced, or by being credited with an Employer Contribution to his or her Account.

                                    ARTICLE 4

                             CONTRIBUTIONS/ACCOUNTS

4.01 CONTRIBUTIONS: In accordance with this Plan and the agreement entered into with the Participant, the Employer shall establish each of the following book entries and credit each Participant's Account with:

         a) SALARY REDUCTION CONTRIBUTIONS: The amount of any Salary Reduction Contribution elected by an Eligible Employee in a Salary Reduction Agreement for the Plan Year;

         b) BONUS DEFERRAL CONTRIBUTIONS: The Amount of any Bonus Deferral Contribution elected by an Eligible Employee in a Salary Reduction Agreement for the Plan Year;

         c) EMPLOYER BASIC CONTRIBUTIONS: An amount, as determined in the sole discretion of the Employer, which will be allocated to the Accounts of Participants pursuant to an allocation formula specified by the Board. There shall be no requirement that a Basic Contribution be made, or if made, that it be made in the same amount or for any or all Participants in the Plan;

         d) Employer Matching Contributions: A contribution made on account of a Participant's Salary Reduction Contribution, which amount is described in Schedule A of the Plan.

         e) EMPLOYER SPECIAL CONTRIBUTIONS: An amount determined and allocated according to the Board. There is no requirement that any Employer Special Contribution be made, or if made, that it be made in the same amount or for any or all Participants in the Plan.

Benefits payable pursuant to this Plan shall be calculated with reference to the
contributions  credited  to  the  Participant's   Account,   together  with  any
adjustments made thereto pursuant to the provisions of this Plan.

4.02 PARTICIPANT ACCOUNTS: Each Participant shall have established an Account (with sub-accounts as may be appropriate) which shall reflect any contributions credited pursuant to Section 4.01 of this Plan. All contribution credits shall be bookkeeping entries only and shall not constitute an actual allocation of any assets of the Employer, or be deemed to create any trust, custodial account, or deposit with respect to any assets which may be utilized to satisfy the obligation of the Employer to provide the benefits specified in this Plan.

4.03 RABBI TRUST:

                  a) UNSECURED OBLIGATION: The obligation of the Employer to provide benefits pursuant to this Plan shall be the sole unsecured promise of the



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


                  Employer with respect to this Plan. Notwithstanding the foregoing, the Employer or the Committee may establish a trust, pursuant to a Trust Agreement, for the purpose of setting aside funds to provide for the payment of benefits under this Plan. However, the assets of the Trust shall at all time remain subject to the claims of the general creditors of the Employer, and no Participant or Beneficiary shall have any claim or right with respect to the assets held in the Trust, except to the extent that the Participant or Beneficiary is a general creditor of the Employer.

                  b) SPRINGING TRUST: Notwithstanding anything in this Plan (or the Trust Agreement) to the contrary, upon a Change in Control, the Employer shall (i) establish a trust (if not already established) as described in Plan Section 2.33, (ii) maintain in the Trust an amount of money which is at all times at least equal to its obligations under this Plan by making sufficient contributions to the Trust, immediately upon such Change in Control in an amount equal to the Plan's total liabilities; and (iii) direct the Trustee to invest the assets of the Trust proportionally in accordance with investment directions given by each Participant.

4.04 INVESTMENTS:

                  a) GENERALLY: To the extent that the Employer establishes a Trust, such contributions made to the Trust shall be invested in one or more Investment Funds as selected by the Committee. At the discretion of the Employer, a Participant may be entitled to request that his or her Account be adjusted for investment gains and losses, as if invested in one or more
                  Investment Funds in accordance with a Deemed investment election of a Participant. Deemed investment elections may be
                  (i) made with respect to existing Account balances or current contributions to the Participant's Account, and (ii) shall be subject to any limitations imposed by the Committee from time to time, and made by such means as the Employer and Trustee may agree. The Employer or Service Provider (as the case may be) shall make such adjustments in Participants' Accounts to reflect any investment gains or losses such Participants' Accounts would experience if funds were actually invested in one or more Investment Funds pursuant to the Participant's election.

                  b) RULES FOR INVESTMENT CHANGES: Participants may make changes in Deemed investment elections at such time, and in such manner as may be specified by the Committee. Any Deemed investment election, or changes to Deemed investment elections, shall remain in effect until further changed by the Participant. Notwithstanding the preceding sentence, the following rules shall apply to a Participant for whom a Matching Employer Contributions sub-Account is maintained:

                  i) Beginning each calendar quarter on and after January 1, 2003, any contribution that is to be Deemed invested in the common stock of the

                  Employer and any Deemed dividends paid on amounts Deemed to be invested in the common stock of the Employer shall be accumulated in COA Holding until the last business day of the calendar quarter. On such last business day, the closing price of one share of the Employer's common stock on the first business day of the calendar quarter shall be compared with the closing price of one share of the Employer's common stock on the last business day of the calendar quarter, and amounts tracked on behalf of each Participant in COA Holding shall be converted to Deemed shares of the Employer by dividing the total amount in COA Holding by the lower of the first business day closing price or the last business day closing price and by allocating those shares to each Participant based on his or her contributions. Once allocated to Participants, the Deemed shares are credited to the Participants' appropriate sub-Accounts and COA Holding is reduced to zero. The closing prices shall be as provided on the New York Stock Exchange Composite Transaction Tape and reported in the Wall Street Journal, Midwest Edition, or as reported in another reputable publication (determined at the sole discretion of the Committee) if the Wall Street Journal is not available for the respective dates. All calculations shall include fractional shares carried to the ninth decimal place.


                  ii) A Participant shall not be permitted to redirect the Deemed investment of his Matched Stock Account any time prior to the calendar year in which he attains age fifty-five (55). In the calendar year in which the Participant attains age fifty-five (55), and in any calendar year thereafter until the Participant attains age sixty-five (65), a Participant may redirect the Deemed investment of up to twenty percent (20%) of his or her Matched Stock Account balance among the other Investment Funds available in the Plan.

                  iii)  Notwithstanding  the  redirection   provisions  of  this
                  Section 4.04, a Participant may redirect the Deemed investment of his or her Matched Stock Account any time following the attainment of age sixty-five (65) or a Change in Control. A Beneficiary of a Participant shall have the right to redirect the Deemed investment of the Participant's Matched Stock Account at any time following the Participant's death.

                  iv) A Participant who elects to receive a payment in the form of Employer stock for the amount represented by the Matched Stock Account will receive shares restricting his or her right or ability to sell or transfer such shares until the Participant has attained age fifty-five (55).

                  v) For so long as Employer stock is a Deemed investment under the Plan, no Participant shall have the right to direct the vote or tender any Employer stock that is Deemed to be credited to his Account.

                  vi) The Committee may in its sole discretion refuse to recognize participant elections that it determines may cause the Participant's Accounts to become subject to the short-swing profit provisions of Section 16b of the Securities Exchange Act of 1934 and establish special election procedures for participants subject to Section 16 of such Act.

4.05 EMPLOYER STOCK: Deemed purchases and allocations of Employer stock to the bookkeeping entry Accounts of Plan Participants shall occur on a quarterly basis. Deemed purchases shall be allocated to such Accounts as of the last business day of each calendar quarter and shall be valued at the lesser of the stock's closing price on the New York Stock Exchange on either the first business day of the quarter or the last business day of the quarter. Nothing herein shall be deemed to prevent the maintenance in the Participants' Accounts of fractional shares. All dividends payable on the Employer's common stock shall be Deemed to be reinvested in additional shares of the Employer's common stock. Those additional shares attributable to the Matched Stock Account shall be credited to the Matched Stock Account and any other dividends Deemed received will be credited to the respective sub-Account that is not the Matched Stock Account.

4.06 PROVISIONS UPON A CHANGE IN CONTROL: If there occurs Change in Control, in addition to other requirements of the Plan, the Board may take any additional actions deemed reasonably necessary or desirable to accomplish the stated purposes of this Plan, and the Committee may cause the contribution by the Employer of any amount equal to up to three (3) years of additional Participant Contributions for select Group "A" Participants as determined by the Plan Sponsor, along with the Employer Matching Contributions to the Plan that would have been paid on such Participant Contributions, as if the Participants in Group "A" had contributed the maximum fifteen percent (15%) of base salary and Bonus Compensation each year.

                                    ARTICLE 5

                             VESTING AND FORFEITURE

5.01 VESTING

                  a) A Participant's sub-Account consisting of his or her Salary Reduction Contributions and Bonus Deferral Contributions, adjusted for Deemed earnings and losses thereon, shall always be 100% vested.

                  b) A Participant's sub-Accounts consisting of Employer Contributions, adjusted for Deemed earnings and losses thereon shall be vested according to the vesting schedule prescribed in either Schedule A or Schedule B, as applicable.

                  c) Notwithstanding the preceding provisions of this Section 5.01, a Participant shall be 100% vested in the value of his sub-Accounts consisting of Employer Contributions adjusted for Deemed earnings and losses thereon upon the earliest to occur of any of the following: (i) a Change in Control; (ii) termination of employment with the Employer as a result of the Participant's death or Disability; (iii) termination of employment at or after Normal Retirement Age; or (iv) effective January 1, 2003, a termination of employment as a result of such other extenuating circumstance, as the Committee shall determine, in its sole discretion.

5.02 FORFEITURES: The Participant shall forfeit any portion of his or her Account that is not vested at the time the Participant terminates employment with the Employer. Additionally, the Participant shall forfeit all of his or her Account attributable to Employer Contributions and Deemed earnings and losses thereon, regardless of the extent to which such Account is vested under Section
5.01 of the Plan, if the Participant, without the express written consent of the Employer and within six (6) months following his or her termination of employment with the Employer or its Affiliates, works in any capacity for or on behalf of any direct competitor (including the competitor's affiliates) of the Employer or of any of its Affiliates and during such time violates his or her "Business Protection Agreement" with the Employer or its Affiliates, including the post-termination-of-employment restrictions on competition with the Employer, solicitation of the Employer's employees, or solicitation of the
Employer's or its Affiliates' vendors or customers (regardless of the enforceability of any such restrictions).

5.03 NON-VESTED AMOUNTS: To the extent that the Employer has made a contribution to the Trust in connection with respect to this Plan, the amount of any such contributions held in trust and forfeited pursuant to Section 5.02 shall be returned to the Employer if the Trust is revocable; or if not revocable, then the forfeited amounts shall continue to be held in trust until full satisfaction of all of Employer's obligations under this Plan.

                                    ARTICLE 6

                                BENEFITS/PAYMENTS

6.01 GENERAL: A Participant shall be entitled to receive a benefit, when payable pursuant to the terms of this Plan, in an amount equal to the total value of all vested contributions credited to his or her Account, and adjusted for any Deemed investment gains or losses. All benefit payments shall be made by the Employer, except as may be provided for in the Trust Agreement. All appropriate taxes, as determined by the Employer, shall be withheld from any payment distribution, as may be required by law, and remitted to the appropriate taxing authority by the Employer, or its agent.

6.02 PAYMENT EVENTS: A Participant shall be entitled to receive a distribution from the Plan, pursuant to his or her election as to the form of distribution in accordance with the following:

                  a)  SALARY   REDUCTION  AND  BONUS   REDUCTION   ACCOUNTS:   A
                  Participant shall receive the balance of his or her Salary Reduction and Bonus Reduction sub-Accounts, adjusted for Deemed earnings and losses thereon, as soon as practicable following his or her termination of employment, in conformity with the Employer's payroll practices, but no later than 100 days following the Participant's termination of employment.

                  b) EMPLOYER CONTRIBUTION SUB-ACCOUNTS: A Participant shall receive the balance of his or her Employer Contribution sub-Accounts that have not been forfeited under Section 5.02 of the Plan six (6) months following his or termination of employment with the Employer and all of its Affiliates.

                  c) CHANGE IN CONTROL: Notwithstanding the provisions of paragraphs (a) and (b) above, a Participant shall receive the vested balance of his or her entire Account as soon as practicable following the third anniversary of a Change in Control, regardless of whether such Participant has incurred a termination of employment from the Employer or its Affiliates. If there occurs a Change in Control, the Committee and the Employer shall direct the Trustee to remit to the Employer amounts necessary to pay any taxes that may be due for such payments to the Participant within the time period described herein. After remittance of the tax reimbursement to the Employer, the Trustee shall remit the balance of the remaining account balances maintained on behalf of the Participant directly to the Participant. The Trustee shall not be responsible for the preparation of any tax reporting materials, nor the remittance of any such taxes, to any tax authorities. Such responsibilities shall be exclusively the responsibility of the Employer.

6.03 FORM OF PAYMENT:

                  a) A Participant shall irrevocably elect to receive a payment of his or her benefits in either a single lump sum payment or annual installment payments over a period that shall not be less than 10 annual installments.

                  b) A Participant's benefits shall be paid to him or her in cash only.

6.04 DEATH DISTRIBUTIONS: To the extent not forfeited pursuant to the terms of this Plan, upon the death of the Participant, any benefit to which the Participant would be entitled to (but for his or her death) shall be paid to the Participant's Beneficiary or Beneficiaries in a form elected by the Participant. To the extent the Participant has not designated a Beneficiary to receive his or her benefits pursuant to this Plan, the Participant's benefits (or the portion thereof not so payable to a Beneficiary) shall be paid to the Participant's estate.

6.05 VALUATION OF BENEFIT PAYMENTS: Each day that the New York Stock Exchange is open shall be a valuation date for the Plan. For purposes of assigning a value to a distribution to occur under either Sections 6.02 or 6.04 of the Plan, the Committee (or in the case of a Change in Control, the Trustee), shall designate the value of the Participant's Account as of the date or dates such Account is to be paid out to the Participant.

                                    ARTICLE 7

                           ADMINISTRATION OF THE PLAN

7.01 PLAN ADMINISTRATION: The Plan shall be administered by the Committee. A Participant who also is a member of the Committee shall not participate in any decision involving such individual's rights, duties and obligations as a Participant under the Plan, if such participation constitutes a conflict of interest. Subject to the limitations of Section 8.01 of the Plan, any action to be taken by the Employer in the Plan may be taken by the Committee.

7.02 COMMITTEE ACTION: A majority of the Committee (if it has more than two members) shall constitute a quorum for the transaction of business. All actions taken by the Committee at a meeting shall be by the vote of a majority of those present at such meeting but any action may be taken by the Committee without a meeting upon written consent signed by all of the members of the Committee. The Committee is expressly authorized to delegate any and all authority granted it under this Plan to any employee of the Company, or to any other person.

7.03 PLAN RULES AND REGULATIONS: The Committee may from time to time establish rules and regulations for the administration of the Plan and adopt standard forms to be used under the Plan, such as beneficiary designation forms, provided such rules and forms are not inconsistent with the provisions of the Plan. Any duties or responsibilities of the Committee may be delegated to any individual employee or departmental function within the Company.

7.04 DETERMINATIONS BY COMMITTEE: All determinations of the Committee, irrespective of their character or nature, including, but not limited to, all questions of construction and interpretation, shall be final, binding and conclusive on all parties. The Committee shall have discretionary authority in making all decisions under the Plan, including factual determinations. In construing or applying the provisions of the Plan, the Committee shall have the right to rely upon a written opinion of legal counsel, which may be independent legal counsel or legal counsel regularly employed by the Company, whether or not any question or dispute has arisen as to any distribution from the Plan.

7.05 PLAN RECORDS: The Committee shall be responsible for maintaining books and records for the Plan. Each Participant or the Participant's beneficiary or Representative shall be notified annually of the balance in the Participant's Account including the vested portion thereof.

7.06 PLAN EXPENSES: The Company shall pay all expenses of administering the Plan.

7.07 CLAIM PROCEDURE: Any person who believes he or she is being denied rights or benefits under the Plan may file a written claim with the Committee. The Committee will notify the claimant in writing if the claim is denied. The notice will: (i) state the reasons for the denial, (ii) reference pertinent Plan provisions on which the denial is based, (iii) describe any additional material or information needed; and (iv) state the steps to be taken to request review of the decision. The notice will be given within 90 days after the Committee receives the claim (or within 180 days if special circumstances require an extension and written notice of the extension and circumstances is given to the claimant within the initial 90 day period). If the notice is not given within this period, the claim will be considered denied as of the last day of such period and the claimant may request review of the claim.

7.08 REVIEW PROCEDURE: Within 60 days of receipt by the claimant of the written notice of denial of the claim, or within 60 days after the claim is deemed denied, the claimant may file a written request with the Committee for review of the denied claim, including the conducting of a hearing, if deemed necessary by the Committee. The claimant may review pertinent documents and submit issues and comments in writing. The Committee will give its written decision on the claim appeal promptly, but not later than 60 days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the 60 day period may be extended to 120 days. The Committee shall notify the claimant in writing of the extension. The decision on review will: (i) state the reasons for the decision, and (ii) contain references to pertinent Plan provisions upon which the decision is based.

                                    ARTICLE 8

                                  MISCELLANEOUS

8.01 AMENDMENT OR TERMINATION: The Employer reserves the right to amend or terminate this Plan or its Trust (including the ability to revoke the Trust, but subject to Plan Section 4.03) at any time, or from time to time, in any respect, retroactively or prospectively, by written instrument adopted by the Committee, provided, however, that any amendment to the Plan intended to change the level or type of benefits provided under the Plan (whether by increasing or decreasing such benefits) must be approved by a written instrument adopted by the Compensation Committee of the Board. No amendment or termination of the Plan shall reduce, diminish, or otherwise alter the right of a Participant or Beneficiary to benefits to which he or she was entitled, had the Participant terminated employment with the Employer on the day before the effective date of the amendment or termination.

8.02 SPENDTHRIFT PROVISIONS: Participants and Beneficiaries shall have no right of anticipation of any benefits hereunder, and may not sell, transfer, assign, pledge, attach, or otherwise alienate any benefits payable hereunder. Any such attempt at alienation shall be void, and not obligate the Employer, Committee, or Trustee, or their agents or designees, except to the extent provided for in this Plan.

8.03 NON-CONTRACTUAL PLAN: Nothing contained in this Plan shall be construed as a commitment or agreement on the part of the Employer to continue the employment of any person employed by the Employer; to continue the employment of any person employed by the Employer; to continue employment of any person at any rate of pay or salary; or diminish the right of the Employer to discharge any Employee. The provisions of this Plan shall not operate as a guarantee that sufficient assets will exist for the Employer to pay any benefits pursuant to this Plan. Participants shall be general creditors of the Employer with respect to benefits payable hereunder.

8.04 SEVERABILITY: To the extent that any provision of this Plan is deemed to be unenforceable, or would in any way cause this Plan to be subject to Parts 2, 3 or 4 of Title I of ERISA, it shall be deemed severed from this Plan, of no further force or effect, and shall not affect any other provision of this Plan which shall continue without the offending provision.

8.05 GOVERNING LAW: The provisions of this Plan shall be governed by the laws of the State of Indiana to the extent not preempted by federal law.

8.06 CORPORATE SUCCESSORS: This Plan shall not automatically be terminated upon the sale, transfer, merger, or other conveyance of the Employer to, or with, another entity, but shall survive unless amended or terminated pursuant to
Section 8.01 of the Plan.

         Executed on this the _____ day of March, 2003.


                                           THE COMMITTEE:


                                           Chief Financial Officer


                                           Controller


                                           Treasurer


                                           Sr. Vice President - Human Resources

                                   SCHEDULE A

Employees designated to be in the Plan as Group "A" Participants shall be administered within the parameters of this Schedule A. Schedule A is sometimes referred to as the Supplemental Executive Retirement Plan or "SERP".

1. ELIGIBILITY: Group A Participants are eligible to participate in the Plan effective January 1, 2001. Participants are not required to first contribute to the Qualified Plan to be eligible to defer in this Plan.

2. DEFERRAL LIMITS: Group A Participants may elect to defer no less than 1% nor more than 15% of each of his or her base salary and his or her Bonus Compensation into this Plan.

3. EMPLOYER MATCHING CONTRIBUTION: Until modified by the Committee or the Board, Group A Participants shall receive an Employer Matching Contribution each pay period in an amount equal to 50% of the amount deferred by the Group A Participant for such week. Fifty percent of the Employer Matching Contribution shall be Deemed to be invested Employer common stock; the remaining 50% shall be Deemed to be invested in accordance with Plan Section 4.04.

4. VESTING: Employer Contributions for Group A Participants shall vest according to the following, subject to Plan Section 5.01:


                                Years of Service          Percent Vested
                                ----------------          --------------
                                    0-4                          0%
                                    5 or more                  100%

                                   SCHEDULE B

Employees designated to be in the Plan as Group "B" Participants shall be administered within the following parameters of this Schedule B. Schedule B is sometimes referred to as the "Mirror Plan" or Excess Benefit Plan.

1. ELIGIBILITY: Group B Participants are eligible to Participate in the Plan effective January 1, 2001. Group B Participants must participate in the Qualified Plan up to the limitations prescribed by the Qualified Plan.

2. DEFERRAL LIMITS: Group B Participants may elect to defer no less than 1% nor more than 15% of each of his or her base salary and his or her Bonus Compensation into this Plan; provided, however, that the combined contributions between the Qualified Plan and this Plan may not exceed 20% of the Participant's Compensation.

3. EMPLOYER MATCHING CONTRIBUTION: Until modified by the Committee or the Board, Group B Participants shall receive an Employer Matching Contribution each pay period in an amount equal to 40% of the amount deferred by such Participant for such pay period, taking into account no more than 6% of such Participant's Compensation deferred through this Plan and the Qualified Plan for such pay period. Fifty percent of the Employer Matching Contribution shall be Deemed to be invested Employer common stock; the remaining 50% shall be Deemed to be invested in accordance with Plan Section 4.04.

4. VESTING: Employer Contributions for Group B Participants shall vest according to the following, subject to Plan Section 5.01:


                                Years of Service          Percent Vested
                                ----------------          --------------
                                        1                       20%
                                        2                       40%
                                        3                       60%
                                        4                       80%
                                        5                      100%

                                TABLE OF CONTENTS



ARTICLE

1.............................................................................1

1.01  Purpose.................................................................1

1.02  Adoption of Plan........................................................1


ARTICLE 2.....................................................................1

2.01 Account..................................................................1

2.02 Affiliate................................................................1

2.03 Beneficiary..............................................................1

2.04 Bonus Compensation.......................................................2

2.05 Bonus Deferral Contributions.............................................2

2.06 Board....................................................................2

2.07 Change of Control........................................................2

2.08  COA Holding.............................................................2

2.09  Code....................................................................2

2.10 Committee................................................................3

2.11 Compensation.............................................................3

2.12 Deemed...................................................................3

2.13 Disability...............................................................3

2.14 Effective Date...........................................................3

2.15 Eligible Employee........................................................3

2.16 Employee.................................................................3

2.17 Employer.................................................................3

2.18 Employer Basic Contributions.............................................3

2.19 Employer Contribution....................................................3

2.20 Employer Matching Contributions..........................................3

2.21 Employer Special Contribution............................................3

2.22 Employment Commencement Date.............................................4

2.23 ERISA....................................................................4

2.24 Investment Fund..........................................................4

2.25 Normal Retirement Age....................................................4

2.26 Participant..............................................................4

2.27 Plan.....................................................................4

2.28 Plan Year................................................................4

2.29 Qualified Plan...........................................................4

2.30 Salary Reduction Agreement...............................................4

2.31 Salary Reduction Contribution............................................5

2.32 Service Provider.........................................................5

2.33 Trust....................................................................5

2.34 Trust Agreement..........................................................5

2.35 Trustee..................................................................5

2.36 Year of Service..........................................................5


ARTICLE 3.....................................................................5

3.01 Eligibility..............................................................5

3.02 Participation............................................................5


ARTICLE 4.....................................................................6

4.01 Contributions............................................................6

4.02 Participant Accounts.....................................................6

4.03 Rabbi Trust..............................................................6

4.04 Investments..............................................................7

4.05 Employer Stock...........................................................9

4.06 Provisions Upon a Change in Control......................................9


ARTICLE 5....................................................................10

5.01 Vesting.................................................................10



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


5.02 Forfeitures.............................................................10

5.03 Non-vested Amounts......................................................10


ARTICLE 6....................................................................11

6.01 General.................................................................11

6.02 Payment Events..........................................................11

6.03 Form of Payment.........................................................12

6.04 Death Distributions.....................................................12

6.05 Valuation of Benefit Payments...........................................12


ARTICLE 7....................................................................12

7.01 Plan Administration.....................................................12

7.02 Committee Action........................................................12

7.03 Plan Rules and Regulations..............................................12

7.04 Determinations by Committee.............................................13

7.05 Plan Records............................................................13

7.06 Plan Expenses...........................................................13

7.07 Claim Procedure.........................................................13

7.08 Review Procedure........................................................13


ARTICLE 8....................................................................14

8.01 Amendment or Termination................................................14

8.02 Spendthrift Provisions..................................................14

8.03 Non-contractual Plan....................................................14

8.04 Severability............................................................14

8.05 Governing Law...........................................................14

8.06 Corporate Successors....................................................14



                                       iii